Exhibit 99.1

CONTACT:	Julie Shaeff, Chief Accounting Officer	675 Bering Drive, Suite 400
	ir@comfortsystemsusa.com; 713-830-9687	Houston, Texas 77057
713-830-9600

FOR IMMEDIATE RELEASE

COMFORT SYSTEMS USA REPORTS SECOND QUARTER 2024 RESULTS

Houston, TX — July 25, 2024 — Comfort Systems USA, Inc. (NYSE: FIX) (the “Company”) today reported results for the quarter ended June 30, 2024.

For the quarter ended June 30, 2024, net income was $134.0 million, or $3.74 per diluted share, as compared to $69.5 million, or $1.93 per diluted share, for the quarter ended June 30, 2023. Revenue for the second quarter of 2024 was $1.81 billion compared to $1.30 billion in 2023. The Company reported operating cash flow of $189.9 million in the current quarter compared to $125.4 million in 2023.

Brian Lane, Comfort Systems USA’s President and Chief Executive Officer, said, “Our teams achieved superb execution for our customers this quarter, and early results from recently acquired companies also exceeded our high expectations. Second quarter per share earnings were more than 90% higher than the same quarter last year, and cash flow was remarkable for a second quarter.”

Backlog as of June 30, 2024 was $5.77 billion as compared to $5.91 billion as of March 31, 2024 and $4.19 billion as of June 30, 2023. On a same-store basis, backlog increased from $4.19 billion as of June 30, 2023 to $5.22 billion as of June 30, 2024.

Mr. Lane continued, “Backlog also remains at extremely high levels despite a roughly 30% surge in same-store revenue. Same-store backlog is 25% above last year, demand continues at unprecedented levels and our job pipelines are robust. Considering these factors, we remain optimistic that our strong results will continue in the second half of 2024 and into 2025.”

The Company reported net income of $230.3 million, or $6.43 per diluted share, for the six months ended June 30, 2024, as compared to $126.7 million, or $3.53 per diluted share in 2023. The Company also reported revenue of $3.35 billion for the six months ended June 30, 2024, as compared to $2.47 billion in 2023. Operating cash flow for the six months ended June 30, 2024 was $336.4 million, as compared to $252.3 million in 2023.

The Company will host a webcast and conference call to discuss its financial results and position on Friday, July 26, 2024 at 10:00 a.m. Central Time. To register for the call, please visit https://register.vevent.com/register/BI43c4f05b68e84cada3084ca6794d8f6c. Upon registering, participants will receive dial-in information and a unique PIN to join the call. The call and the slide presentation to accompany the remarks can be accessed on the Company’s website at www.comfortsystemsusa.com under the “Investor” tab. A replay of the entire call will be available on the Company’s website on the next business day following the call.

Comfort Systems USA® is a leading provider of commercial, industrial and institutional heating, ventilation, air conditioning and electrical contracting services, with 177 locations in 136 cities across the nation. For more information, visit the Company’s website at www.comfortsystemsusa.com.

Certain statements and information in this press release may constitute forward-looking statements regarding our future business expectations, which are subject to applicable securities laws and regulations. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historic in nature. These forward-looking statements are based on the current expectations and beliefs of Comfort Systems USA, Inc. and its subsidiaries (collectively, the “Company”) concerning future developments and their effect on the Company. While the Company’s management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that it anticipates, and the Company’s actual results of operations, financial condition and liquidity, and the development of the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate, are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of our results or developments in subsequent periods. All comments concerning the Company’s expectations for future revenue and operating results are based on the Company’s forecasts for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual future results to differ materially from the Company’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the use of incorrect estimates for bidding a fixed-price contract; undertaking contractual commitments that exceed the Company’s labor resources; failing to perform contractual obligations efficiently enough to maintain profitability; national or regional weakness in construction activity and economic conditions; rising inflation and fluctuations in interest rates; shortages of labor and specialty building materials or material increases to the cost thereof; the Company’s business being negatively affected by health crises or outbreaks of disease, such as epidemics or pandemics (and related impacts, such as supply chain disruptions); financial difficulties affecting projects, vendors, customers, or subcontractors; the Company’s backlog failing to translate into actual revenue or profits; failure of third party subcontractors and suppliers to complete work as anticipated; difficulty in obtaining, or increased costs associated with, bonding and insurance; impairment to goodwill; errors in the Company’s cost-to-cost input method of accounting; the result of competition in the Company’s markets; the Company’s decentralized management structure; material failure to comply with varying state and local laws, regulations or requirements; debarment from bidding on or performing government contracts; retention of key management; seasonal fluctuations in the demand for mechanical and electrical systems; the imposition of past and future liability from environmental, safety, and health regulations including the inherent risk associated with self-insurance; adverse litigation results; an increase in our effective tax rate; a material information technology failure or a material cyber security breach; risks associated with acquisitions, such as challenges to our ability to integrate those companies into our internal control environment; our ability to manage growth and geographically-dispersed operations; our ability to obtain financing on acceptable terms; extreme weather conditions (such as storms, droughts, extreme heat or cold, wildfires and floods), including as a result of climate change, and any resulting regulations or restrictions related thereto; and other risks detailed in our reports filed with the Securities and Exchange Commission (the “SEC”).

For additional information regarding known material factors that could cause the Company’s results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether because of new information, future events, or otherwise.

— Financial tables follow —

Comfort Systems USA, Inc.

Consolidated Statements of Operations

(In Thousands, Except per Share Amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	(Unaudited)				(Unaudited)
	2024	%	2023	%	2024	%	2023	%
Revenue	$1,810,290	100.0%	$1,296,430	100.0%	$3,347,306	100.0%	$2,471,070	100.0%
Cost of services	1,446,694	79.9%	1,068,510	82.4%	2,686,347	80.3%	2,037,745	82.5%
Gross profit	363,596	20.1%	227,920	17.6%	660,959	19.7%	433,325	17.5%

SG&A	179,537	9.9%	136,430	10.5%	342,260	10.2%	271,462	11.0%
Gain on sale of assets	(611)	—	(592)	—	(1,431)	—	(1,104)	—
Operating income	184,670	10.2%	92,082	7.1%	320,130	9.6%	162,967	6.6%

Interest expense, net	(445)	—	(3,826)	(0.3)%	(475)	—	(6,505)	(0.3)%
Changes in the fair value of contingent earn-out obligations	(14,689)	(0.8)%	(3,098)	(0.2)%	(27,180)	(0.8)%	(5,480)	(0.2)%
Other income, net	119	—	44	—	236	—	45	—
Income before income taxes	169,655	9.4%	85,202	6.6%	292,711	8.7%	151,027	6.1%

Provision for income taxes	35,646		15,726		62,383		24,335
Net income	$134,009	7.4%	$69,476	5.4%	$230,328	6.9%	$126,692	5.1%

Income per share
Basic	$3.75		$1.94		$6.44		$3.54
Diluted	$3.74		$1.93		$6.43		$3.53

Shares used in computing income per share:
Basic	35,746		35,822		35,742		35,817
Diluted	35,828		35,906		35,828		35,907
Dividends per share	$0.300		$0.200		$0.550		$0.375

Supplemental Non-GAAP Information — (Unaudited) (In Thousands, Except per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Net income	$134,009	$69,476	$230,328	$126,692
Tax gains related to prior years	—	—	—	(3,368)
Tax-related SG&A costs, net of tax	—	—	—	333
Net income excluding tax gains	$134,009	$69,476	$230,328	$123,657

Diluted income per share	$3.74	$1.93	$6.43	$3.53
Tax gains related to prior years	—	—	—	(0.09)
Tax-related SG&A costs, net of tax	—	—	—	0.01
Diluted income per share excluding tax gains	$3.74	$1.93	$6.43	$3.45

Note: Net income excluding tax gains and diluted income per share excluding tax gains are presented because the Company believes they reflect the results of the core ongoing operations of the Company, and we believe they are responsive to frequent questions we receive from third parties. These amounts, however, are not considered primary measures of an entity’s financial results under generally accepted accounting principles, and accordingly, they should not be considered an alternative to operating results as determined under generally accepted accounting principles and as reported by the Company.

Supplemental Non-GAAP Information — Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) — (Unaudited) (In Thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2024	%	2023	%	2024	%	2023	%

Net income	$134,009		$69,476		$230,328		$126,692
Provision for income taxes	35,646		15,726		62,383		24,335
Other income, net	(119)		(44)		(236)		(45)
Changes in the fair value of contingent earn-out obligations	14,689		3,098		27,180		5,480
Interest expense, net	445		3,826		475		6,505
Gain on sale of assets	(611)		(592)		(1,431)		(1,104)
Tax-related SG&A costs	—		—		—		421
Amortization	26,890		11,013		50,803		21,344
Depreciation	11,790		9,073		23,044		18,260
Adjusted EBITDA	$222,739	12.3%	$111,576	8.6%	$392,546	11.7%	$201,888	8.2%

Note: The Company defines adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) as net income, provision for income taxes, other income, net, changes in the fair value of contingent earn-out obligations, interest expense, net, gain on sale of assets, goodwill impairment, other one-time expenses or gains and depreciation and amortization. Other companies may define Adjusted EBITDA differently. Adjusted EBITDA is presented because it is a financial measure that is frequently requested by third parties. However, Adjusted EBITDA is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, Adjusted EBITDA should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.

Comfort Systems USA, Inc.

Condensed Consolidated Balance Sheets

(In Thousands)

	June 30,	December 31,
	2024	2023
	(Unaudited)

Cash and cash equivalents	$199,419	$205,150
Billed accounts receivable, net	1,708,507	1,318,926
Unbilled accounts receivable, net	81,184	72,774
Costs and estimated earnings in excess of billings, net	69,391	28,084
Other current assets, net	264,870	286,166
Total current assets	2,323,371	1,911,100
Property and equipment, net	240,319	208,568
Goodwill	874,947	666,834
Identifiable intangible assets, net	480,880	280,397
Other noncurrent assets	294,467	238,680
Total assets	$4,213,984	$3,305,579

Current maturities of long-term debt	$17,686	$4,867
Accounts payable	590,529	419,962
Billings in excess of costs and estimated earnings and deferred revenue	1,149,896	909,538
Other current liabilities	576,837	386,838
Total current liabilities	2,334,948	1,721,205
Long-term debt	73,377	39,345
Other long-term liabilities	323,365	267,200
Total liabilities	2,731,690	2,027,750
Total stockholders’ equity	1,482,294	1,277,829
Total liabilities and stockholders’ equity	$4,213,984	$3,305,579

Selected Cash Flow Data (Unaudited) (In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Cash provided by (used in):
Operating activities	$189,858	$125,410	$336,415	$252,319
Investing activities	$(60,786)	$(24,683)	$(282,434)	$(93,628)
Financing activities	$(30,445)	$(89,280)	$(59,712)	$(155,898)

Free cash flow:
Cash from operating activities	$189,858	$125,410	$336,415	$252,319
Purchases of property and equipment	(23,384)	(24,610)	(48,336)	(41,130)
Proceeds from sales of property and equipment	815	1,464	1,829	2,086
Free cash flow	$167,289	$102,264	$289,908	$213,275

Note: Free cash flow is defined as cash flow from operating activities less customary capital expenditures, plus the proceeds from asset sales. Other companies may define free cash flow differently. Free cash flow is presented because it is a financial measure that is frequently requested by third parties. However, free cash flow is not considered under generally accepted accounting principles as a primary measure of an entity’s financial results, and accordingly, free cash flow should not be considered an alternative to operating income, net income, or cash flows as determined under generally accepted accounting principles and as reported by the Company.